Exhibit 99.1

Company Contact: Dr. Charles R. Struby, CEO & President 305-324-2300 Investor Relations Contact: Porter, LeVay & Rose, Inc. Linda Decker, Vice President 212-564-4700

IVAX DIAGNOSTICS, INC. REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

— Two New Distribution Agreements Signed During July Expected to Roll Out in Second Half of Year —

— MAGO® 4S Introduced at American Association for Clinical Chemistry Expo in July —

MIAMI, FL, August 14, 2009 — IVAX Diagnostics, Inc. (AMEX: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the quarter and six months ended June 30, 2009.

Charles Struby, Ph.D., Chief Executive Officer and President of IVAX Diagnostics, said, “During the quarter we negotiated two agreements that, as previously announced, were finalized in early July. We believe that these agreements, with Augurix SA and IMMCO Diagnostics, will both be important elements in our growth. Our agreement with Augurix provides us with an accurate and easy-to-use, one-step test for Celiac disease, a food intolerance to gluten that affects approximately 1% of the global population. We began distribution of the tests in Italy, and hope to begin distribution in the other markets covered by the agreement in September. The IMMCO agreement substantially increases the number of ELISA (Enzyme-Linked Immunosorbent Assay) and IFA (Immunoflourescence Assay) test kits that are included in our suite of products and sold by our U.S. sales force. Distribution of IMMCO’s test kits is anticipated to begin in September, pending training of our sales specialists. We believe that the revenue we expect to generate from our distribution of IMMCO’s test kits will have a meaningful impact on our operating results and financial condition beginning in 2010.

He continued, “Our entry into the agreement with IMMCO was very timely as it was signed in the days leading up to the American Association for Clinical Chemistry (“AACC”) Expo in July. It was at this Expo that we introduced the MAGO® 4S, our upgraded MAGO Plus instrument which includes the capability to process ELISA and IFA assays simultaneously, perform positive sample identification and utilize pipette tips. Our current and potential customers appeared to be excited about the MAGO® 4S and our expanded suite of IFA test kits resulting from our agreement with IMMCO. While the MAGO® 4S is not yet commercially available, we expect to submit the required regulatory filings for the instrument with the FDA by the end of 2009.

Dr. Struby continued, “Another important element to our growth initiatives has been the strategic review of our business plans and operations, which we implemented during the first quarter of 2009 in an effort to better refine our strategy, improve our manufacturing processes and increase our operational efficiency and competitiveness in the market. Our consultants have finished their extensive analyses, and we are beginning to implement initiatives based on their recommendations with a goal of improving our operations and efficiencies, as well as our sales and margins.

He added, “Revenue for the quarter was impacted by decreases in both international and domestic sales, with much of the decrease in Italian revenues resulting from currency fluctuations, and both segments of our business were affected by continued adverse global economic conditions. We ended the quarter with a strong balance sheet, having more than $6 million in cash, and no debt, which we believe makes us well-positioned to implement operational improvements to help support our future growth. We continue to manage our business with objectives that include improving revenue, margins and profitability, building a stronger, larger and more competitive company, and capitalizing on our inherent strengths as a fully integrated in vitro diagnostics company.”

Financial Highlights for the Quarter and Six Months Ended June 30, 2009:

Net revenues for the second quarter of 2009 were $4,661,000, compared with $5,363,000 for the second quarter of 2008, a 13.1% decline. The $702,000 decrease in net revenues included a $390,000 decrease in revenue from IVAX Diagnostics’ Italian operations, $230,000 of which was due to currency fluctuations. Net revenue from domestic operations decreased $312,000, partially due to a decline in revenue from IVAX Diagnostics’ autoimmune products, including backorders of one such product. In addition, like other in vitro diagnostics companies, IVAX Diagnostics’ results have been impacted by the current adverse global economic conditions, which also contributed to the decrease in both Italian and domestic net revenues. Net revenues for the first six months of 2009 were $9,380,000, compared with $10,605,000 in the same period of 2008, a decline of $1,225,000, or 11.6%. Domestic net revenues were $6,441,000 for the first six months of 2009, compared with $6,915,000 for the same period of 2008. Italian net revenues for the first six months of 2009 were $2,939,000 compared with $3,690,000 for the same period of 2008, with $454,000 of the decrease resulting from currency fluctuations.

Gross profit for the second quarter of 2009 was $2,473,000, compared with $3,226,000 for the second quarter of 2008. Gross profit margins were 53.0% for the second quarter of 2009, compared with 60.2% for the second quarter of 2008. The decline in gross profit and gross profit margins was primarily attributable to the decline in domestic gross profit resulting from a decrease in domestic sales volumes, an increase in domestic manufacturing costs and unfavorable manufacturing variances. For the first six months of 2009, gross profit was $5,246,000 compared with $6,444,000 for the same period of 2008. Gross profit margins for the first six months of 2009 were 55.9% compared with 60.8% in the same period of 2008.

Operating expenses for the second quarter of 2009 were $4,063,000, compared with $2,931,000 for the second quarter of 2008. Domestic operating expenses were primarily affected by increases in consulting fees incurred in connection with IVAX Diagnostics’ comprehensive review of its business plans and operations and in developing IVAX Diagnostics’ U.S. sales force strategy. Also contributing to the increase in operating expenses was an increase in selling expenses, as IVAX Diagnostics filled open domestic sales positions, an increase in travel expenses and severance costs incurred during the second quarter of 2009. IVAX Diagnostics expects that both selling and general and administrative costs associated with implementing initiatives based on the consultants’ recommendations following their analyses of IVAX Diagnostics’ business plans and operations will be incurred for the remainder of 2009 and into 2010; however, it is expected that these costs will be incurred at a lower rate than the costs related to the consultants’ analyses which were incurred during the six months ended June 30, 2009. Italian selling expenses increased principally because of increased labor costs and additional promotional costs. These increases were partially offset by a decrease in research and development costs. For the first six months of 2009, operating expenses were $7,234,000 compared with $5,966,000 in the same period of 2008.

Loss from operations was $1,590,000 for the second quarter of 2009, compared with income from operations of $295,000 in the second quarter of 2008. For the second quarter of 2009, domestic and Italian operations accounted for $1,190,000 and $392,000, respectively, of the loss from operations. For the first six months of 2009, loss from operations was $1,989,000 compared with income from operations of $478,000 in the same period of 2008. The loss from operations in the first six months of 2009 was composed of a loss from domestic operations of $1,448,000 and a loss from Italian operations of $543,000.

Net loss for the second quarter of 2009 was $1,510,000, or $0.05 per share, compared with net income of $297,000, or $0.01 per share, for the second quarter of 2008. Net loss for the first six months of 2009 was $1,975,000, or $0.07 per share, compared with net income of $642,000, or $0.02 per share, for the same period of 2008.

Dr. Struby concluded, “Our team continues to focus on improving our operations and competitiveness and increasing our footprint in the global in vitro diagnostics market. We believe that the steps we are taking to make those changes will provide the platform from which we will grow and improve IVAX Diagnostics’ long-term performance.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l. and ImmunoVision, Inc.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the risks and uncertainties associated with IVAX Diagnostics’ agreements with Augurix SA and IMMCO Diagnostics, including, without limitation, that either or both of these agreements may not be important elements in IVAX Diagnostics’ growth, result in improved operating results for IVAX Diagnostics or otherwise positively impact IVAX Diagnostics’ financial condition, that some or all of the tests and products covered by the agreements may not be well received in the markets covered by the agreements or otherwise offer the anticipated benefits that IVAX Diagnostics believes they offer, that IVAX Diagnostics may not begin distributing Augurix’ tests in the non-Italian markets covered by the Augurix agreement in the time frame anticipated, or at all, that IVAX Diagnostics may not begin distributing IMMCO’s test kits in the time frame anticipated, or at all, that the IMMCO agreement may not result in the successful expansion of IVAX Diagnostics’ suite of IFA test kits or, if it does so result in the expansion of IVAX Diagnostics’ suite of IFA test kits, that such expansion will not result in improved operating results for IVAX Diagnostics or otherwise positively impact IVAX Diagnostics’ financial condition and that IVAX Diagnostics may not generate revenue from its distribution of IMMCO’s test kits in the amounts or in the time frame anticipated, or at all; the risks and uncertainties associated with the MAGO® 4S, including that IVAX Diagnostics may not submit the required regulatory filings relating to the instrument or receive regulatory approval for the instrument when expected, or at all, that the instrument may not be available when expected, or at all, that IVAX Diagnostics may not successfully market the instrument, that IVAX Diagnostics’ customers may not integrate the instrument into their operations and that the instrument may not perform as expected, be a source of revenue growth for IVAX Diagnostics, be a factor in IVAX Diagnostics’ growth, expand the menu of test kits that IVAX Diagnostics offers or result in improved operating results for IVAX Diagnostics or positively impact IVAX Diagnostics’ financial condition; the risks and uncertainties associated with IVAX Diagnostics’ strategic review of its business plans and operations, including, without limitation, that such review may not result in IVAX Diagnostics’ strategy being better refined, improve IVAX Diagnostics’ manufacturing processes or increase IVAX Diagnostics’ operational efficiency and competitiveness in the market, that the initiatives which may be implemented by IVAX Diagnostics based on the results of such review may not improve IVAX Diagnostics’ operations and efficiencies or result in improved sales and margins for IVAX Diagnostics and that the expenses incurred and to be incurred in connection with such review, including expenses relating to the implementation of initiatives based on the results of such review, may adversely impact IVAX Diagnostics’ financial condition, operating results and cash position, may not decrease in the current and future periods from the level incurred during the six months ended June 30, 2009 and may continue for longer than anticipated; the risks and uncertainties associated with existing global economic conditions, including, without limitation, that IVAX Diagnostics’ operating results, and net revenues in particular, may continue to be adversely impacted if existing global economic conditions do not improve and that any such impact may be significant and have a long-term effect on IVAX Diagnostics and its financial condition, operating results and cash position; the risk that IVAX Diagnostics will not successfully implement operational improvements to help support its future growth; the risks and uncertainties associated with IVAX Diagnostics’ strategic initiatives, including, without limitation, that IVAX Diagnostics may not improve its operations and competitiveness or increase its footprint in the global in vitro diagnostics market, that IVAX Diagnostics may not capitalize on its inherent strengths as a fully integrated in vitro diagnostics company and that IVAX Diagnostics’ strategic initiatives may not improve IVAX Diagnostics’ revenue, margins or profitability, make IVAX Diagnostics a stronger, larger or more competitive company, provide a platform from which IVAX Diagnostics will grow or otherwise improve IVAX Diagnostics’ long-term performance; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

-FINANCIAL TABLES FOLLOW-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Net revenues	$4,661,477	$5,363,340	$9,380,188	$10,605,196
Cost of sales	2,188,730	2,137,186	4,134,248	4,161,601

Gross profit	2,472,747	3,226,154	5,245,940	6,443,595

Operating expenses:
Selling	1,640,849	1,313,443	2,770,330	2,481,195
General and administrative	2,025,052	1,178,313	3,638,441	2,595,963
Research and development	396,690	438,988	825,688	888,425

Total operating expenses	4,062,591	2,930,744	7,234,459	5,965,583

Income (loss) from operations	(1,589,844)	295,410	(1,988,519)	478,012

Other income:
Interest income	8,117	45,004	12,999	139,804
Other income (expense), net	118,804	(9,469)	70,301	89,407

Total other income, net	126,921	35,535	83,300	229,211

Income (loss) before income taxes	(1,462,923)	330,945	(1,905,219)	707,223

Provision for income taxes	47,281	33,854	69,684	64,848

Net income (loss)	$(1,510,204)	$297,091	$(1,974,903)	$642,375

Net income (loss) per share
Basic and diluted	$(0.05)	$0.01	$(0.07)	$0.02

Weighted Average Number Of Common Shares Outstanding:
Basic	27,649,887	27,649,887	27,649,887	27,649,887

Diluted	27,649,887	27,649,887	27,649,887	27,649,887

-more-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$6,281,824	$4,420,900
Marketable securities	—	4,100,000
Accounts receivable, net of allowances for doubtful accounts of $353,763 in 2009 and $358,268 in 2008	5,847,201	5,789,901
Inventories, net	5,058,682	4,678,069
Other current assets	285,199	271,069

Total current assets	17,472,906	19,259,939

Property, plant and equipment, net	1,899,091	1,848,637
Equipment on lease, net	512,959	210,743
Product license	682,936	682,936
Goodwill, net	870,290	870,290
Other assets	176,502	175,523

Total assets	$21,614,684	$23,048,068

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,225,978	$698,693
Accrued license payable	141,519	140,062
Accrued expenses and other current liabilities	2,790,861	3,116,755

Total current liabilities	4,158,358	3,955,510

Other long-term liabilities:
Deferred tax liabilities	269,946	238,200
Other long-term liabilities	1,072,431	902,551

Total other long-term liabilities	1,342,377	1,140,751

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2009 and 2008	276,498	276,498

Capital in excess of par value	41,200,198	41,065,840

Accumulated deficit	(24,988,836)	(23,013,933)

Accumulated other comprehensive loss	(373,911)	(376,598)

Total shareholders’ equity	16,113,949	17,951,807

Total liabilities and shareholders’ equity	$21,614,684	$23,048,068

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